Exhibit 99.1

Hubbell Incorporated Prices Offering of Senior Notes Due 2035

SHELTON, CT (October 30, 2025) — Hubbell Incorporated (NYSE: HUBB) (“Hubbell” or the “Company”) today announced that it has successfully priced an offering of $400 million aggregate principal amount of 4.80% senior notes maturing in 2035.

The offering is expected to close on November 14, 2025, subject to customary closing conditions. Net proceeds from the offering, together with cash on hand, are expected to be used to redeem in full all of the Company’s outstanding 3.350% Senior Notes due 2026 (the “2026 Notes”) in an aggregate principal amount of $400 million, which have a stated maturity date of March 1, 2026, and to pay any premium and accrued interest in respect thereof.

BofA Securities, Inc., HSBC Securities (USA) Inc., and J.P. Morgan Securities LLC acted as joint book-running managers for the offering.

The notes are being offered pursuant to an effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting BofA Securities, Inc. at dg.prospectus_requests@bofa.com, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department or calling toll-free 1-800-294-1322; HSBC Securities (USA), Inc., 66 Hudson Boulevard, New York, NY 10001, or calling toll-free at 866-811-8049; or J.P. Morgan Securities LLC at 270 Park Ave, New York, NY 10017, Attention: Investment Grade Syndicate Desk, or calling collect at 212-834-4533. You may also get these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes described herein or any other securities, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. This press release shall not constitute a notice of redemption of the 2026 Notes.

About Hubbell

Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2024 revenues of $5.6 billion, Hubbell solutions electrify economies and energize communities. The corporate headquarters is located in Shelton, CT.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute Hubbell’s current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, our financing plans, including the offering of the notes and the details thereof, the proposed use of proceeds therefrom and other expected effects of the offering of the notes and anticipated use of our shelf registration statement, which are subject to risks and uncertainties, such as our continued eligibility to use the shelf registration statement, demand for our securities, market and general economic conditions and other risks and uncertainties.

Actual results could differ materially from those projected in Hubbell’s forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the prospectus supplement related to the offering and Hubbell’s filings with the SEC, including, but not limited to, the risks discussed under “Risk Factors” and “Management’s Discussion and Analysis” in Hubbell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and in any other subsequent reports filed with the SEC. Potential investors are encouraged to read Hubbell’s filings to learn more about the risk factors associated with Hubbell’s business and the offering. Hubbell undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Contact:	Jonathon Murphy
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, Connecticut 06484
(475) 882-4000

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